UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 30, 2022

Qumu Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S 4th St, Suite 401-412
Minneapolis, MN	55415
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	QUMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 2 through 8 are not applicable and therefore omitted.

ITEM 1.02    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
As previously reported, Qumu Corporation (the “Company”) and its wholly-own subsidiary, Qumu, Inc., are parties to a loan and security agreement (the “Loan Agreement”) dated January 15, 2021, as amended on August 6, 2021, with Wells Fargo, National Association (the “Lender”). On March 30, 2022, the Company, Qumu, Inc. and the Lender entered into a Second Amendment to the Loan Agreement (the “Second Amendment”).

Under the Second Amendment, the parties agreed that the maximum availability under the revolving line will be reduced from $10 million through March 31, 2022 to $5 million from April 1, 2022 through June 30, 2022, $4 million from July 1, 2022 through September 30, 2022, and $3 million at all times thereafter.

Under the Second Amendment, the parties also agreed to amend the covenant relating to quarterly renewing revenue to set the minimum amounts at $4.3 million, $4.4 million, $4.5 million and $5.0 million for the first, second, third and fourth quarters of 2022, respectively.

The description of the Second Amendment is subject to and qualified in its entirety by reference to the Second Amendment, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Second Amendment to Loan and Security Agreement dated March 30, 2022 by and among Wells Fargo Bank, National Association, Qumu Corporation and Qumu, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

	By:	/s/ Thomas A. Krueger
Thomas A. Krueger
Chief Financial Officer
Date: March 30, 2022